UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2025

Advantage Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38990	83-4629508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8001 Forsyth Boulevard, Suite 1025
Clayton, Missouri		63105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (314) 655-9333

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ADV	NASDAQ Global Select Market
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50 per share	ADVWW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Young Transition Agreement

Effective as of August 18, 2025, Andrea Young, previously a named executive officer of Advantage Solutions Inc. (the “Company”), entered into a transition agreement (the “Transition Agreement”) with a subsidiary of the Company. The Transition Agreement provides that (i) effective August 18, 2025, Ms. Young’s salary would be reduced from $525,000 per year to $60,000, (ii) Ms. Young will continue to serve such subsidiary in a non-executive employment capacity through August 15, 2026, or such earlier date as set forth in the Transition Agreement (the “Transition Date”), and (iii) effective as of the Transition Date, Ms. Young will cease to be an employee of such subsidiary of the Company. Pursuant to the Transition Agreement, Ms. Young will be entitled to receive the following severance benefits: (i) cash severance equal to $525,000, payable over the 12-month period following the Transition Date, (ii) 18 months of continued health insurance coverage, with Ms. Young only having to pay the active employee rate, and (iii) with respect to Ms. Young’s outstanding equity awards, (A) continued vesting of her outstanding equity awards in accordance with their existing vesting schedules through the Transition Date, (B) following the Transition Date, continued vesting of certain restricted stock units and performance restricted stock units that are scheduled to vest in October 2026, and (C) following the Transition Date, continued vesting of her outstanding stock options that are scheduled to vest in April 2027 and April 2028 (and the exercise period of the stock options has been extended to three years from the Transition Date). The Transition Agreement further provides that Ms. Young’s heirs and estate are entitled to the severance benefits if Ms. Young dies prior to the Transition Date. Ms. Young’s receipt of her severance benefits is subject to and conditioned upon her execution and non-revocation of the Transition Agreement, including a release, and her continued compliance with any restrictive covenants.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1#	Transition Agreement, dated August 18, 2025, by and between Andrea Young and Club Demonstration Services, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	August 22, 2025		ADVANTAGE SOLUTIONS INC.

		By:	/s/ Christopher Growe
Christopher Growe Chief Financial Officer